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                                                Registration No. 333-

- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                               ------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                               ------------------------


                                 ABBOTT LABORATORIES
                (Exact name of registrant as specified in its charter)

         Illinois                                          36-0698440
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

    Abbott Laboratories                                    60064-3500
    100 Abbott Park Road                                   (Zip Code)
    Abbott Park, Illinois
(Address of Principal Executive Offices)

                    ABBOTT LABORATORIES ASHLAND UNION 401(K) PLAN

                               (Full Title of the Plan)
                         ------------------------------------

                                   Jose M. de Lasa
                                 Abbott Laboratories
                                 100 Abbott Park Road
                          Abbott Park, Illinois  60064-3500
                       (Name and address of agent for service)
  Telephone number, including area code, of agent for service:  (847) 937-6100
                         ------------------------------------
                           CALCULATION OF REGISTRATION FEE

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                                                       Proposed
                                     Proposed          Maximum
                                     Maximum           Aggregate    Amount of
Title of Securities   Amount to be   Offering Price    Offering     Registration
to be Registered      Registered     Per Share (a)     Price (a)    Fee (a)
- --------------------------------------------------------------------------------

Common Shares          75,000(a)      $ 48.00       $3,600,000        $1,242
(without par value)

- --------------------------------------------------------------------------------

(a) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests offered or sold pursuant to the employee benefit plan named herein. The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of Registrant's Common Shares reported in the consolidated reporting system on September 24, 1996.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in the registration statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         (b)  The Registrant's Current Report on Form 8-K, dated March 29,
1996.

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

         (e) The description of the Common Shares, no par value, contained in the Registrant's registration statements filed under the Securities Exchange Act of 1934 (File No. 1-2189), including any amendments or reports filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Jose M. de Lasa, Esq., Senior Vice-President, General Counsel and Secretary of the Registrant, whose opinion is included herewith as Exhibit 5, beneficially owned as of September 24, 1996, approximately 20,057 Common Shares of the Registrant (this amount includes approximately 57 shares held for the benefit of Mr. de Lasa in the Abbott Laboratories Stock Retirement Trust pursuant to the Abbott Laboratories Stock Retirement Plan) and held options to acquire 130,002 Common Shares of which options to purchase 26,668 Common Shares are currently exercisable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Restated Article R-VI of the Registrant's Restated Articles of Incorporation provides that the Registrant shall, in the case of persons who are or were directors or officers of the Registrant, and may, as to such other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The provisions of Article R-VI are applicable to all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding, as authorized by the Registrant's Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he/she is entitled to indemnification.

         Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person (or his or her personal representatives) who, by reason of the fact that such person is or was a director or officer of such corporation, is made (or threatened to be made) a party


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to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and settlement payments, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that such person has been successful in defending any action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys' fees) incurred by such person in connection therewith.

         The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Illinois Business Corporation Act. The Registrant's directors and officers are insured under a directors and officers liability insurance policy maintained by the Registrant.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.


Item 8.  EXHIBITS

See Exhibit Index which is incorporated herein.


Item 9.  UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant


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         pursuant to Section 13 or Section 15(d) of the Securities Exchange Act
         of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                      SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on September 27, 1996.

                               ABBOTT LABORATORIES

                               By /s/ Duane L. Burnham
                                  -------------------------
                                  Duane L. Burnham,
                                  Chairman of the Board and
                                  Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Duane L. Burnham and Jose M. de Lasa, Esq., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


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         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                            Date
- ---------                    -----                            ----
/s/ Duane L. Burnham         Chairman of the Board,          September 27, 1996
- -------------------------    Chief Executive Officer,
Duane L. Burnham             and Director of
                             Abbott Laboratories

/s/ K. Frank Austen, M.D.    Director of Abbott              September 27, 1996
- -------------------------    Laboratories
K. Frank Austen, M.D.

/s/ H. Laurance Fuller       Director of Abbott              September 27, 1996
- -------------------------    Laboratories
H. Laurance Fuller

/s/ Thomas R. Hodgson        President, Chief                September 27, 1996
- -------------------------    Operating Officer and
Thomas R. Hodgson            Director of Abbott
                             Laboratories

/s/ Allen F. Jacobson        Director of Abbott              September 27, 1996
- -------------------------    Laboratories
Allen F. Jacobson


/s/ David A. Jones           Director of Abbott              September 27, 1996
- -------------------------    Laboratories
David A. Jones

/s/ David A. L. Owen         Director of Abbott              September 27, 1996
- -------------------------    Laboratories
David A. L. Owen

/s/ Boone Powell, Jr.        Director of Abbott              September 27, 1996
- -------------------------    Laboratories
Boone Powell, Jr.

/s/ A. Barry Rand            Director of Abbott              September 27, 1996
- -------------------------    Laboratories
A. Barry Rand

/s/ W. Ann Reynolds          Director of Abbott              September 27, 1996
- -------------------------    Laboratories
W. Ann Reynolds

/s/ William D. Smithburg     Director of Abbott              September 27, 1996
- -------------------------    Laboratories
William D. Smithburg

/s/ John R. Walter           Director of Abbott              September 27, 1996
- -------------------------    Laboratories
John R. Walter

/s/ William L. Weiss         Director of Abbott              September 27, 1996
- -------------------------    Laboratories
William L. Weiss

/s/ Gary P. Coughlan         Senior Vice President,          September 27, 1996
- -------------------------    Finance and Chief
Gary P. Coughlan             Financial Officer
                             of Abbott Laboratories

/s/ Theodore A. Olson        Vice President and              September 27, 1996
- -------------------------    Controller of
Theodore A. Olson            Abbott Laboratories


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                                       ABBOTT LABORATORIES ASHLAND
                                       UNION 401(K) PLAN


                                       By:  ABBOTT LABORATORIES
                                            EMPLOYEE BENEFIT
                                            BOARD OF REVIEW


                                            /s/ Thomas C. Freyman
                                            ------------------------------
                                            Thomas C. Freyman


                                            /s/ Gary P. Coughlan
                                            ------------------------------
                                            Gary P. Coughlan


                                            /s/ Ellen M. Walvoord
                                            ------------------------------
                                            Ellen M. Walvoord


                                            Being all of the Members of the
                                            Abbott Laboratories Employee
                                            Benefit Board of Review


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                                    EXHIBIT INDEX


                Exhibit No.                 Description
                -----------                 -----------
                   4.1* Articles of Incorporation - Abbott Laboratories, filed as Exhibit 3.1 to the Abbott Laboratories Quarterly Report on Form 10-Q for the Quarter ended March 31, 1994.

                   4.2* Corporate By-Laws - Abbott Laboratories, filed as Exhibit 3.2 to the 1994 Abbott Laboratories Annual Report on Form 10-K.

                   5 Opinion of Jose M. de Lasa, as to the legality of the securities being registered.

                   23.1 Consent of Arthur Andersen LLP as to the use of their report and references to their firm.

                   23.2 The consent of counsel, Jose M. de Lasa, is included in his opinion filed as
                                       Exhibit 5, herewith.

                   24.1 Power of Attorney (included on signature page of this Registration Statement).


- -------------------------
    *    Incorporated herein by reference



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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our supplemental report dated January 15, 1996 included in the Abbott Laboratories Annual Report on Form 10-K for the year ended December 31, 1995; and (ii) our report dated January 15, 1996 incorporated by reference in the Abbott Laboratories Annual Report on Form 10-K for the year ended December 31, 1995.

                                       /s/ Arthur Andersen LLP
                                       ------------------------------
                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
September 27, 1996


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